Cricut, Inc. Reports First Quarter 2023 Financial Results
Total users grew to over 8.2 million, up 19% over Q1 2022
Paid subscribers increased to over 2.7 million, up 17% over Q1 2022
Delivered 17th consecutive quarter of profitability with net income of $9.1 million
Delivered Q1 2023 revenue of $181.2 million, 26% decline compared to Q1 2022
SOUTH JORDAN, Utah, May 9, 2023 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its first quarter ended March 31, 2023.
“Despite softer than expected Q1 results, we are very encouraged by our subscriptions revenue growth which increased 16% year over year and 6% quarter over quarter. The Cricut platform now has over 8.2 million total users, up 19% over Q1 last year. We saw 3.7 million users, or 45% of total users, cut a project at least once within the first quarter. This creates a tremendous opportunity for us to build deeper user engagement on our platform. Our goal is to bring a majority of our users into Design Space monthly to be inspired,” said Ashish Arora, Chief Executive Officer of Cricut. “Our international growth efforts are seeing material traction demonstrated by the milestone that we just crossed over 1.1 million international users outside of North America as of the end of Q1.”
First Quarter 2023 Financial Results
•Revenue was $181.2 million, down 26% from Q1 2022.
•Connected machine revenue was $34.1 million, down 45% from Q1 2022.
•Subscriptions revenue was $75.1 million, up 16% over Q1 2022.
•Accessories and materials revenue was $72.0 million, down 39% from Q1 2022.
•International revenue decreased by 8% over Q1 2022 and was 18% of total revenue, up from 15% of total revenue in Q1 2022.
•Gross margin was 42.3%, up from 40.5% in Q1 2022.
•Operating income was $10.5 million, or 5.8% of total revenue or 10.5% excluding an $8.6 million inventory write-down and related tax effect, compared to $31.4 million, or 12.8% of revenue in Q1 2022.
•Net income was $9.1 million, or 5.0% of revenue, and included an $8.6 million inventory write-down. Net income in Q1 2022 was $23.5 million, or 9.6% of revenue.
•Diluted earnings per share was $0.04 or $0.07 excluding the inventory write-down and related tax effect, down from $0.11 per share in Q1 2022.
•Generated $95.2 million in Cash from Operations at the end of Q1 2023. Used $3.2 million of cash to repurchase 347 thousand shares of our common stock and $75.5 million to pay a special shareholder dividend.
"We delivered our 17th consecutive quarter of positive net income and continue to generate healthy cash flow on an annual basis. For the quarter, we generated $95.2 million in cash from operations, ending with a balance of $307.3 million and we continue to remain debt free. As part of the Company’s ongoing evaluation of capital allocation, we seek to balance multiple considerations, including ensuring that the Company has more than adequate liquidity and financial flexibility, evaluating opportunities to invest in our business to drive long-term shareholder returns (organically or through potential acquisitions) and returning capital to our shareholders. During the quarter, we used $3.2 million of cash to repurchase 347 thousand shares of our stock. In addition, in Q1 we used $75.5 million to pay a special shareholder dividend,” said Kimball Shill, Chief

Financial Officer of Cricut. “We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”
Recent Business Highlights
•Total user base grew to over 8.2 million, or 19% year over year. This includes 1.1 million international users outside of North America, a major milestone that reflects growth from continued investments in global markets.
•As of the end of Q1 2023, there were 3.7 million engaged users cutting on the Cricut platform in the past 90 days, or 45% of our total user base.
•Paid subscribers grew to over 2.7 million by the end of Q1, up 17% year over year, with steady attach rate of 33%.
•Our Contributing Artists Program (CAP) continues to expand. The program includes diverse artists from around the world and represents an increasingly significant portion of new images on Design Space.
•Launched new exclusive Cricut Access feature, Warp, which enables creative effects on any text object. Over 50% of projects made on our platform contain text, making Warp a highly valuable tool for many Paid Subscribers.
Key Performance Metrics

	As of March 31,
	2023	2022
Users (in thousands)	8,239	6,904
Percentage of Users Creating in Trailing 90 Days	45%	54%
Paid Subscribers (in thousands)	2,715	2,311

	Three Months Ended March 31,
	2023	2022
Subscription ARPU	$9.31	$9.73
Accessories and Materials ARPU	$8.93	$17.67
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, May 9, 2023 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BIcad720d3a0c148d584555fdf3dc6ebd2. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company whose cutting machines and design software help people lead creative lives. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-K that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Connected machines	$34,131	$62,391
Subscriptions	75,083	64,778
Accessories and materials	72,013	117,614
Total revenue	181,227	244,783
Cost of revenue:
Connected machines	33,066	60,713
Subscriptions	7,631	6,252
Accessories and materials	63,864	78,798
Total cost of revenue	104,561	145,763
Gross profit	76,666	99,020
Operating expenses:
Research and development	17,801	20,530
Sales and marketing	29,616	32,789
General and administrative	18,720	14,294
Total operating expenses	66,137	67,613
Income from operations	10,529	31,407
Total other income (expense), net	2,315	(39)
Income before provision for income taxes	12,844	31,368
Provision for income taxes	3,745	7,864
Net income	$9,099	$23,504
Other comprehensive income (loss):
Change in net unrealized gains on marketable securities, net of tax	$188	$—
Change in foreign currency translation adjustment, net of tax	18	(12)
Comprehensive income	$9,305	$23,492
Earnings per share, basic	$0.04	$0.11
Earnings per share, diluted	$0.04	$0.11
Weighted-average common shares outstanding, basic	215,587,699	212,403,383
Weighted-average common shares outstanding, diluted	218,749,255	220,967,935

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of March 31, 2023	As of December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,321	$224,943
Marketable securities	75,011	74,256
Accounts receivable, net	90,391	136,539
Inventories	293,696	351,682
Prepaid expenses and other current assets	15,629	23,842
Total current assets	707,048	811,262
Property and equipment, net	61,165	63,407
Operating lease right-of-use asset	15,843	17,078
Intangible assets, net	570	760
Deferred tax assets	27,066	23,819
Other assets	34,747	33,301
Total assets	$846,439	$949,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,454	$63,195
Accrued expenses and other current liabilities	47,014	69,775
Deferred revenue, current portion	38,556	34,869
Operating lease liabilities, current portion	5,474	5,436
Dividends payable, current portion	984	80,781
Total current liabilities	130,482	254,056
Operating lease liabilities, net of current portion	12,554	13,935
Deferred revenue, net of current portion	3,220	3,789
Other non-current liabilities	6,020	5,112
Total liabilities	152,276	276,892
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of March 31, 2023, 219,249,653 shares issued and outstanding as of March 31, 2023; 1,250,000,000 shares authorized as of December 31, 2022, 219,656,587 shares issued and outstanding as of December 31, 2022.	219	220
Additional paid-in capital	685,114	672,990
Retained earnings (accumulated deficit)	9,099	—
Accumulated other comprehensive loss	(269)	(475)
Total stockholders’ equity	694,163	672,735
Total liabilities and stockholders’ equity	$846,439	$949,627

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$9,099	$23,504
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	6,888	6,030
Impairments	441	—
Stock-based compensation	10,421	8,958
Deferred income tax	(3,311)	—
Non-cash lease expense	1,238	1,222
Unrealized foreign currency loss	636	—
Provision for inventory obsolescence	8,477	1,063
Other	473	—
Changes in operating assets and liabilities:
Accounts receivable	44,416	76,729
Inventories	48,506	(29,127)
Prepaid expenses and other current assets	8,351	4,771
Other assets	(466)	(134)
Accounts payable	(24,192)	(49,688)
Accrued expenses and other current liabilities and other non-current liabilities	(17,573)	(26,845)
Operating lease liabilities	(1,353)	(1,185)
Deferred revenue	3,118	281
Net cash and cash equivalents used in operating activities	95,169	15,579
Cash flows from investing activities:
Acquisitions of property and equipment, including capitalized software development costs	(7,741)	(9,807)
Net cash and cash equivalents used in investing activities	(7,741)	(9,807)
Cash flows from financing activities:
Repurchase of common stock	(3,244)	—
Repurchase of compensatory units	—	(14)
Proceeds from exercise of stock options	55	31
Employee tax withholding payments on stock-based awards	(1,358)	(1,659)
Cash dividend	(75,531)	—
Net cash and cash equivalents used in financing activities	(80,078)	(1,642)
Effect of exchange rate on changes on cash and cash equivalents	28	(28)
Net increase in cash and cash equivalents	7,378	4,102
Cash and cash equivalents at beginning of period	224,943	241,597
Cash and cash equivalents at end of period	$232,321	$245,699
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$115	$532
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$3,579
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,027	$5,056
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$190	$559
Stock-based compensation capitalized for software development costs	$430	$541